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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]

                               January 27, 1998



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549


Re:  BORLAND INTERNATIONAL, INC.; REGISTRATION STATEMENT ON FORM S-4


Ladies and Gentlemen:

     This opinion is furnished to you in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 13,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of Borland International, Inc., a Delaware corporation ("Company").

     We have acted as counsel for the Company in connection with the issuance of such shares of Common Stock pursuant to the Agreement and Plan of Merger, dated as of November 17, 1997, by and among the Company, Vixen Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and Visigenic Software, Inc., a Delaware corporation. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission, and such other instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to this Registration Statement are duly authorized by the Company, and that such shares of Common Stock of the Company, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our firm name in the Registration Statement wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                              Respectfully submitted,



                              GRAY CARY WARE & FREIDENRICH LLP